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                               Aetna Insurance Company of America
                               Home Office:  151 Farmington Avenue
                               P.O. Box 30670
                               Hartford, Connecticut 06150-0670
                               (800) 531-4547

                               You may call the toll-free number shown above for answers to questions or to resolve a complaint.

                               Aetna Insurance Company of America, a stock
                               company, herein called Aetna, agrees to pay the benefits stated in this Contract.
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Certificate of Group           To the Certificate Holder:
Annuity Coverage
                               Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                               This Certificate is a summary of the Group
                               Annuity Contract provisions. It replaces any and all prior certificates or endorsements issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

                               The variable features of the Group Contract are described in parts III and IV.


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Right to Cancel                You may cancel your Account within 10 days by
                               returning it to the agent from whom it was purchased, or to Aetna at the address shown above. Within seven days of receiving this Certificate at its home office, Aetna will return the amount of Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, of Purchase Payment(s) allocated to the Separate Account fund(s).


 /s/ Dan Kearney                       /s/ Maria F. McKeon
      President                                Secretary

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Contract Holder                       Group Annuity Contract No.
     SPECIMEN                               SPECIMEN
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Certificate Holder                    Certificate No.
     SPECIMEN                               SPECIMEN
     SPECIMEN
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Annuitant Name                        Type of Plan
     SPECIMEN                               SPECIMEN
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications

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Guaranteed Interest Rate        There are guaranteed interest rates for amounts
                                held in the AG Account (See Certificate
                                Schedule I).
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Deductions from the             There will be deductions for mortality and
Separate Account                expense risks and administrative fees. (See
                                Account Certificate Schedule I and II).
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Deduction from Purchase         The Purchase Payment is subject to a deduction
Payment(s)                      for premium taxes, if any. (See 3.01.)

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Surrender Fee                   There will be a charge deducted upon surrender.
                                (See Certificate Schedule I).

                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:                Variable Annuity Account I

Charges to Separate Account:     A daily charge is deducted from any portion of
                                 the Current Value allocated to the Separate
                                 Account. The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                                 Administrative Charge                    0.10%
                                 Mortality Risk Charge                    0.35%
                                 Expense Risk Charge                      0.90%
                                                                          ----
                                 Total Separate Account Charges           1.25%

AICA Guaranteed Account (AG Account)
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Minimum
Guaranteed Interest
Rate:                            3.0% (effective annual rate of return)

Separate Account and AG Account
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Transfers:                       An unlimited number of Transfers are allowed
                                 during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:                 The annual Maintenance Fee is $30. If the
                                 Account's Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

Surrender Fee:                   For each surrender, the Surrender Fee will be
                                 determined as follows:

                                 Length of Time from           Surrender Fee
                                 Deposit of Net              (as percentage of
                                 Purchase Payment (Years)   Net Purchase Payment

                                 Less than 2 years                   6%
                                 2 or more but less than 3           5%
                                 3 or more but less than 4           4%
                                 4 or more but less than 5           3%
                                 5 or more but less than 6           2%
                                 6 or more but less than 7           0%
                                 7 or more years

Systematic                       The specified payment or specified percentage
Withdrawal Option                may not be greater than 10% of the Account's
(SWO):                           Current Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges                        to Separate Account: A daily charge at an annual
                               effective rate of 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed       If a Variable Annuity is chosen, an assumed
Annual Net Return Rate:        annual net return rate of 5.0% may be elected. If
                               5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

                               The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                               The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                               If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                               (a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                               (b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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Minimum Guaranteed Interest 3.0% (effective annual rate of return) Rate:

See 1. GENERAL DEFINITIONS for explanations.

                                TABLE OF CONTENTS


I.     GENERAL DEFINITIONS
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1.01   Account...........................................................7
1.02   Accumulation Period...............................................7
1.03   Adjusted Current Value............................................7
1.04   AICA Guaranteed Account (AG Account)..............................7
1.05   Annuitant.........................................................7
1.06   Annuity...........................................................7
1.07   Beneficiary.......................................................7
1.08   Certificate Holder................................................7
1.09   Code   ...........................................................7
1.10   Contract..........................................................7
1.11   Contract Holder...................................................7
1.12   Current Value.....................................................8
1.13   Deposit Period....................................................8
1.14   Dollar Cost Averaging.............................................8
1.15   Fixed Annuity.....................................................8
1.16   Fund(s)...........................................................8
1.17   General Account...................................................8
1.18   Guaranteed Rates -- AG Account....................................8
1.19   Guaranteed Term...................................................8
1.20   Guaranteed Term(s) Groups.........................................9
1.21   Maintenance Fee...................................................9
1.22   Market Value Adjustment (MVA).....................................9
1.23   Matured Term Value................................................9
1.24   Matured Term Value Transfer.......................................9
1.25   Maturity Date.....................................................9
1.26   Net Purchase Payment(s)...........................................9
1.27   Nonunitized Separate Account......................................9
1.28   Purchase Payment(s)...............................................9
1.29   Reinvestment.....................................................10
1.30   Separate Account.................................................10
1.31   Surrender Value..................................................10
1.32   Transfers........................................................10
1.33   Valuation Period (Period)........................................10
1.34   Variable Annuity.................................................10

II. GENERAL PROVISIONS
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2.01   Change of Contract...............................................10
2.02   Change of Fund(s)................................................12
2.03   Nonparticipating Contract........................................12
2.04   Payments and Elections...........................................12

2.05   State Laws.......................................................12
2.06   Control of Contract..............................................12
2.07   Designation of Beneficiary.......................................13
2.08   Misstatements and Adjustments....................................13
2.09   Incontestability.................................................13
2.10   Grace Period.....................................................13
2.11   Individual Certificates..........................................13

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01   Net Purchase Payment.............................................13
3.02   Certificate Holder's Account.....................................14
3.03   Fund(s) Record Units -- Separate Account.........................14
3.04   Net Return Factor(s) -- Separate Account.........................14
3.05   Fund Record Unit Value - Separate Account........................15
3.06   Market Value Adjustment..........................................15
3.07   Transfer of Current Value from the Funds or AG Account...........16
3.08   Notice to the Certificate Holder.................................17
3.09   Loans  17
3.10   Systematic Withdrawal Option (SWO)...............................17
3.11   Death Benefit Amount.............................................19
3.12   Death Benefit Options Available to Beneficiary...................19
3.13   Liquidation of Surrender Value...................................21
3.14   Surrender Fee....................................................22
3.15   Payment of Surrender Value.......................................22
3.16   Payment of Adjusted Current Value................................23

IV. ANNUITY PROVISIONS
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4.01   Choices..........................................................23
4.02   Terms of Annuity Options.........................................23
4.03   Death of Annuitant/Beneficiary...................................24
4.04   Fund(s) Annuity Units Separate Account...........................25
4.05   Fund(s) Annuity Unit Value -- Separate Account...................26
4.06   Annuity Net Return Factor(s) -- Separate Account.................26
4.07   Annuity Options..................................................27

I.       GENERAL DEFINITIONS
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1.01  Account:                  A record established for each Certificate Holder
                                to maintain the value of all Net Purchase
                                Payments held on his/her behalf during the Accumulation Period.

1.02  Accumulation Period:      The period during which the Net Purchase
                                Payment(s) are applied to an Account to provide future Annuity payment(s).

1.03  Adjusted Current Value:   The Current Value of an Account plus or minus
                                any aggregate AG Account MVA, if applicable.
                                (See 1.22)

1.04  AICA Guaranteed Account   An accumulation option where Aetna guarantees
      (AG Account):             stipulated rate(s) of interest for specified
                                periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG
                                Account.

1.05  Annuitant:                The person whose life is measured for purposes
                                of the guaranteed death benefit and the duration of Annuity payments under this Contract.

1.06  Annuity:                  Payment of an income:

                                (a)     For the life of one or two persons;
                                (b)     For a stated period; or
                                (c)     For some combination of (a) and (b).

1.07  Beneficiary:              The individual or estate entitled to receive any
                                death benefit due under the Contract. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated
                                Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

1.08  Certificate Holder:       A person who purchases an interest in this
                                Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint
                                Certificate Holder must be the spouse of the other joint Certificate Holder. Joint
                                Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

1.09  Code:                     The Internal Revenue Code of 1986, as it may be
                                amended from time to time.

1.10  Contract:                 This agreement between Aetna and the Contract
                                Holder.

1.11  Contract Holder:          The entity to which the Contract is issued.

1.12  Current Value:            As of the most recent Valuation Period, the Net
                                Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the AG
                                Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.13  Deposit Period:           A calendar week, a calendar month, a calendar
                                quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s),
                                Transfers and Reinvestments are accepted into the AG Account for one or more Guaranteed Terms.
                                Aetna reserves the right to extend the Deposit
                                Period.

1.14  Dollar Cost Averaging:    A program that permits the Certificate Holder to
                                systematically transfer amounts from any of the Funds and the one-year AG Account Guaranteed
                                Term to any of the Funds. Dollar Cost Averaging is not available with the Systematic Withdrawal
                                Option or the Estate Conservation Option.

1.15  Fixed Annuity:            An Annuity with payments that do not vary in
                                amount.

1.16  Fund(s):                  The open-end management investment companies
                                (mutual funds) in which the Separate Account invests.

1.17  General Account:          The Account holding the assets of Aetna, other
                                than those assets held in Aetna's separate accounts.

1.18  Guaranteed Rates --       Aetna will declare the interest rate(s)
      AG Account:               applicable to a specific Guaranteed Term at the
                                start of the Deposit Period for that Guaranteed
                                Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed
                                Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract Schedule 1.

                                For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.19  Guaranteed Term:          The period of time for which AG Account
                                Guaranteed Rates are guaranteed on Net Purchase
                                Payments, Transfers and Reinvestments made into a current Deposit Period for the AG Account.
                                Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

1.19  Guaranteed Term (Cont'd): During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Certificate Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.20  Guaranteed Term(s)        All AG Account Guaranteed Term(s) with the same
      Groups:                   length of time from the close of the Deposit
                                Period until the designated Maturity Date.

1.21  Maintenance Fee:          The Maintenance Fee (see Contract Schedule I)
                                will be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.22  Market Value Adjustment   An adjustment that may apply to an amount
      (MVA):                    withdrawn or transferred from an AG Account
                                Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.23   Matured Term Value:      The amount payable on an AG Account Guaranteed
                                Term's Maturity Date.

1.24   Matured Term Value       During the calendar month following an AG
       Transfer:                Account Maturity Date, the Certificate Holder
                                may notify Aetna's home office in writing to Transfer or surrender all or part of the Matured
                                Term Value, plus interest at the new Guaranteed
                                Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.25   Maturity Date:           The last day of an AG Account Guaranteed Term.

1.26   Net Purchase             The Purchase Payment less premium
       Payment(s):              taxes, as applicable.

1.27   Nonunitized              A separate account set up by Aetna under
       Separate Account:        Title 38, Section 38a-433, of the Connecticut
                                General Statutes, that holds assets for AG
                                Account Terms. There are no discrete units for this Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate
                                Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.28   Purchase Payment(s):     Payment(s) accepted by Aetna at its home office.
                                Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract
                                Holder or Certificate Holder.

1.29   Reinvestment:            Aetna will mail a notice to the Certificate
                                Holder at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed
                                Rate(s) and projected Matured Term Value. If no specific direction is given by the Certificate
                                Holder prior to the Maturity Date, each Matured
                                Term Value will be reinvested in the current
                                Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current
                                Deposit Period for the next shortest Guaranteed
                                Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.30   Separate Account:        A separate account that buys and holds shares of
                                the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate
                                Account generally is not guaranteed and is held at market value. The assets of the Separate
                                Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31   Surrender Value:         The amount payable by Aetna upon the surrender
                                of any portion of an Account.

1.32   Transfers:               The movement of invested amounts among the
                                available Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.33   Valuation Period         The period of time for which a Fund determines
       (Period):                its net asset value, usually from 4:15 p.m.
                                Eastern time each day the New York Stock
                                Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34   Variable Annuity:        An Annuity with payments that vary with the net
                                investment results of one or more Funds under the Separate Account.

II.      GENERAL PROVISIONS
--------------------------------------------------------------------------------

1.01   Change of Contract:      Only an authorized officer of Aetna may change
                                the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

2.01  Change of Contract        Aetna reserves the right to refuse to accept
      (Cont'd):                 any Purchase Payment at any time for any reason.
                                This applies to an initial Purchase Payment to establish a new Account or to subsequent
                                Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

                                Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

                                Aetna reserves the right to change the terms of the Systematic Withdrawal Option (3.10) for future elections and discontinue the availability of this option after proper notification.

                                Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

                                (a) Net Purchase Payment (1.26)
                                (b) AG Account Guaranteed Rate (1.18)
                                (c) Net Return Factor(s) -- Separate Account
                                    (3.04)
                                (d) Current Value (1.12)
                                (9) Surrender Value (1.31)
                                (f) Fund(s) Annuity Unit Value --
                                    Separate Account (4.05)
                                (g) Annuity options (4.07)
                                (h) Fixed Annuity Interest Rates (4.01)
                                (i) Transfers (1.32).

                                Any change that affects the Annuity options and the tables for the options may be made:

                                (a) No earlier than 12 months after the
                                    effective date of this Contract; and

                                (b) No earlier than 12 months after the
                                    effective date of any prior change.

                                Any Account established on or after the
                                effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

2.02   Change of Fund(s):       The assets of the Separate. Account are
                                segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03   Nonparticipating         The Contract Holder, Certificate Holders or
       Contract:                Beneficiaries will not have a right to share in
                                the earnings of Aetna.

2.04   Payments and             While the Certificate Holder is living, Aetna
       Elections:               will pay the Certificate Holder any Annuity
                                payments as and when due. After the Certificate
                                Holder's death, or at the death of the first
                                Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its home office. Such payments will be made within seven calendar days of receipt at its home office of a written claim for payment which is in good order, except as provided in 3.15.

2.05   State Laws:              The Contract and the Certificates comply with
                                the laws of the state in which they are
                                delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06   Control of               This is a Contract between the Contract Holder
       Contract:                and Aetna.  The Contract Holder has title to the
                                Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications.
                                The Certificate Holder has all other rights to amounts held in his or her Account.

                                Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Choices made under this Contract must be in writing. If the Account is owned jointly, both Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's home office, Aetna may rely on any previous choices made.

                                The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

2.06   Control of Contract      The Certificate Holder may assign or transfer
       (Cont'd):                his or her rights under the Contract. Aetna
                                reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna.

2.07   Designation of           Each Certificate Holder shall name his or her
       Beneficiary:             Beneficiary. If the Account is owned jointly,
                                both joint Certificate Holders must agree in writing to the Beneficiary designated. The
                                Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna. If the Account is owned jointly, at the death of one joint Certificate
                                Holder, the survivor will be deemed the
                                Beneficiary; any other Beneficiary on record will be deemed a contingent Beneficiary.

2.08   Misstatements            If Aetna finds the age of any Annuitant to be
       and Adjustments:         misstated, the correct facts will be used to
                                adjust payments.

2.09   Incontestability:        Aetna cannot cancel this Contract because of
                                any error of fact.

2.10   Grace Period:            This Contract will remain in effect even if
                                Purchase Payments are not continued except as provided in the Payment of Adjusted Current
                                Value provision (see 3.17).

2.11   Individual               Aetna shall issue a certificate to each
       Certificates             Certificate Holder. The certificate will
                                summarize certain provisions of the Contract.
                                Certificates are for information only and are not a part of the Contract.

III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01   Net Purchase             This amount is the actual Purchase Payment less
       Payment:                 any premium tax. Aetna reserves the right to pay
                                premium taxes when due and deduct the amount from the Current Value when we pay the tax or at a later date.

                                The Net Purchase payment will be credited among:

                                (a) The current Deposit Period(s) for Guaranteed
                                    Terms under the AG Account; and

                                (b) The Fund(s) in which the Separate Account
                                    invests.

3.01   Net Purchase             For each Net Purchase Payment, the Certificate
       Payment (Cont'd):        Holder shall tell Aetna the allocation
                                percentage to be applied to the current Deposit
                                Period for each of the available Guaranteed
                                Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated when the Contract was purchased. If the same
                                Guaranteed Term is no longer available, the Net
                                Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed
                                Term is available, the next longer Guaranteed
                                Term will be used.

3.02   Certificate              Aetna will maintain an Account for each
       Holder's Account:        Certificate Holder.

                                Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments. Each Account will be subject to the Terms and Conditions of the Contract in effect at the time the first Purchase Payment for such Account is applied to the Contract except for changes made to comply with federal or state law.

3.03   Fund(s) Record Units --  The portion of the Net Purchase Payment(s)
       Separate Account:        applied to each Fund under the Separate Account
                                will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's home office.

3.04   Net Return Factor(s) -- The net return factor(s) are used to compute all
       Separate Account:       Separate Account record units for any Fund.

                                The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                The net return rate is equal to:

                                (a) The value of the shares of the Fund held
                                    by the Separate Account at the end of the Valuation Period; minus

                                (b) The value of the shares of the Fund held by
                                    the Separate Account at the start of the Valuation Period; plus or minus

                                (c) Taxes (or reserves for taxes) on the
                                    Separate Account (if any); divided by

                                (d) The total value of the Fund(s) record units
                                    and Fund(s) annuity units of the Separate
                                    Account at the start of the Valuation
                                    Period; minus

                                (e) A daily Separate Account charge at an annual
                                    rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

3.04   Net Return Factor(s) --  A net return rate may be more or less than 0%.
       Separate Account         The value of a share of the Fund is equal to the
       (Cont.):                 net assets of the Fund divided by the number of
                                shares outstanding.

3.05   Fund Record Unit         A Fund record unit value is computed by
       Value -- Separate        multiplying the net return factors for the
       Account:                 current Valuation Period by the Fund record unit
                                value for the previous Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06   Market Value             An MVA will apply to any withdrawal from the AG
       Adjustment:              Account before the end of a Guaranteed Term when
                                the withdrawal is:

                                 (a) A Transfer; except for Transfers from the
                                     one-year AG Account Guaranteed Account
                                     under the Dollar Cost Averaging program or, as specified in 1.24 Matured Term Value Transfer;

                                 (b) A full or partial surrender (including a
                                     10% free withdrawal under 3.14); except for a partial withdrawal under the Systematic Withdrawal Option; or

                                 (c) Due to election of an Annuity (see 4.07).

                                 Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                                 (a) The aggregate MVA amount which is the sum
                                     of all market value adjusted amounts
                                     calculated due to a withdrawal of amounts.
                                     This total may be greater or less than the Current Value of those amounts; or

                                 (b) The applicable portion of the Current Value
                                     in the AG Account.

                                 After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                                 The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

                                 Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                                       X
                                                      ---
                                                      365
                                             ( 1 + i )
                                             ------------
                                                       X
                                                      ---
                                                      365
                                             ( 1 + j )

3.06   Market Value             Where:
       Adjustment (Cont'd):
                                  i is the Deposit Period Yield

                                  j  is the Current Yield

                                  x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

                                 The Deposit Period Yield will be determined as follows:

                                 (a) At the close of the last business day of
                                     each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                                 (b) The Deposit Period Yield is the average of
                                     those yields for the Deposit Period. If
                                     withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                                 The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                                 In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.07   Transfer of Current      Before an Annuity option is elected, all or any
       Value from the           portion of the Adjusted Current Value of the
       Funds or AG Account:     Certificate Holder's Account may be transferred
                                from any Fund or Guaranteed Term of the AG
                                Account:

                                (a)  To any other Fund; or

                                (b) To any Guaranteed Term of the AG Account available in the current Deposit Period.

                                Transfer requests can be submitted as a
                                percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

3.07   Transfer of Current      Amounts transferred from the AG Account under
       Value from the           the Dollar Cost Averaging program, or amounts
       Funds or AG              transferred as a Matured Term Value on or within
       Account (Cont'd):        one calendar month of a Term's Maturity Date do
                                not count against the annual Transfer limit.

                                Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) Matured Term Value(s) during the calendar month following the Term's Maturity Date; (2) amounts used as a premium for an Annuity option; (3) amounts transferred from the one-year AG Account Guaranteed Term under the Dollar Cost Averaging program; and (4) amounts distributed under the Systematic Withdrawal Option.

3.08   Notice to the            The Certificate Holder will receive quarterly
       Certificate Holder:      statements from Aetna of:

                                (a) The value of any amounts held in:

                                    (1)      The AG Account; and

                                    (2)      The Fund(s) under the Separate
                                             Account.
                                (b) The number of any Fund(s) record units; and

                                (c) The Fund(s) record unit value.

                                Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09   Loans:                   Loans are not available under this Contract.

3.10   Systematic Withdrawal    A distribution option under which a portion of
       Option (SWO):            the Account's Current Value will automatically
                                be surrendered and distributed each year. SWO payments will be calculated on the Account's full Current Value. The distributed amount is withdrawn pro rata from each investment option under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.

                                Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                                (a)  Amount of Distribution: The Certificate
                                     Holder may elect one of the three payment methods described below.

                                     (1) Specified Payment: Payments of a
                                         designated dollar amount. The annual
                                         amount may not be greater than the
                                         percentage of the Current Value at time
                                         of election as shown on Contract
                                         Schedule I. This annual dollar amount
                                         will remain constant. At its
                                         discretion, Aetna may require a minimum
                                         initial payment amount;

3.10   Systematic Withdrawal         (2) Specified Period: Payments which are
       Option (SWO) (Cont'd):            made over a period of time which must
                                         be at least 10 years. The annual amount
                                         paid each year is calculated by
                                         dividing the Current Value as of
                                         December 31 of the prior year by the
                                         number of payment years remaining; or

                                     (3) Specified Percentage: Payment of a
                                         designated percentage which cannot be
                                         greater than the percentage of the
                                         Current Value at the time of election
                                         as shown on Contract Schedule I. The
                                         percentage may be changed by written
                                         request. Aetna reserves the right to
                                         limit the number of times the
                                         percentage may be changed. The annual
                                         amount is calculated by multiplying the
                                         Current Value as of December 31 of the
                                         year prior to the payment by the
                                         designated percentage.

                                (b) Minimum Initial Current Value: At its
                                    discretion, Aetna may require a minimum
                                    initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

                                (c) Date of Distribution: The Certificate Holder
                                    shall specify the initial distribution date.
                                    The earliest date for distribution is the date on which the Certificate Holder attains age 59-1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

                                (d) SWO payments will cease upon the Certificate
                                    Holder's or Annuitant's death. A
                                    Beneficiary, however, may elect to continue
                                    SWO as provided in 3.12.

                                (e) Election and Revocation: SWO may be elected
                                    by submitting a completed and signed
                                    election form to Aetna's home office. Once elected, this option may be revoked by the Certificate Holder or spousal Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its home office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the spousal Beneficiary.

3.11   Death Benefit Amount:    If the Certificate Holder or Annuitant dies
                                before Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's home office. The amount of the death benefit is determined as follows:

                                (a) Death of Annuitant when the Certificate
                                    Holder is the Annuitant: The guaranteed
                                    death benefit is the greatest of:

                                    (1) The sum of all Purchase Payment(s) made
                                        to the Account (as of the date of
                                        death) minus the sum of all amounts
                                        surrendered, applied to an Annuity, or
                                        deducted from the Account;

                                    (2) The highest step up value, as of the
                                        date of death, prior to the Annuitant's
                                        75th birthday. A step-up value is
                                        determined on each anniversary of the
                                        Effective Date. Each step-up value is
                                        calculated as the Account's Current
                                        Value on the Effective Date
                                        anniversary, increased by the amount of
                                        any Purchase Payment(s) made, and
                                        decreased by the sum of all amounts
                                        surrendered, deducted, and/or applied
                                        to an Annuity option since the
                                        Effective Date anniversary.

                                    (3) The Account's Current Value as of the
                                        date of death.

                                    The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                (b) Death of the Certificate Holder if the
                                    Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract
                                    Schedule I).

                                (c) Death of spousal Beneficiary who continued
                                    the Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Certificate Holder or Annuitant.

3.12   Death Benefit Options    Prior to any election, or until amounts must be
       Available to             otherwise distributed under this section, the
       Beneficiary:             Current Value will be retained in the Account.
                                The Beneficiary has the right to allocate or reallocate any amount to any of the available investment options (subject to an MVA if applicable). The following options are available to the Beneficiary:

3.12   Death Benefit Options    (a) When the Certificate Holder is the Annuitant
       Available to                 if the Annuitant dies (or when the
       Beneficiary (Cont'd):        Certificate Holder is a nonnatural person if
                                    the Annuitant dies):

                                    (1) If the Beneficiary is the surviving
                                        spouse, the spousal Beneficiary will be
                                        the successor Certificate Holder and may exercise all Certificate Holder rights under the Contract and continue in the Accumulation Period, or may elect (i) or
                                        (ii) below.

                                        Under the Code, distributions from the
                                        Account are not required until the
                                        spousal Beneficiary's death. The spousal
                                        Beneficiary may elect to:

                                        (i)   Apply some or all of the Adjusted
                                              Current Value to an Annuity option
                                              (see 4.07);

                                        (ii)  Receive, at any time, a lump sum
                                              payment equal to the Adjusted
                                              Current Value of the Account.

                                    (2) If the Beneficiary is other than the
                                        surviving spouse, options (i) or (ii)
                                        above apply. Any portion of the Adjusted
                                        Current Value not applied to an Annuity
                                        option within one year of the death must be distributed within five years of the date of death.

                                    (3) If no Beneficiary exists, a lump sum
                                        payment equal to the Adjusted Current
                                        Value must be made to the Annuitant's
                                        estate within five years of the date of
                                        death.

                                    (4) If the Beneficiary is an entity, a lump
                                        sum payment equal to the Adjusted
                                        Current Value must be made within five
                                        years of the date of death.

                                (b) When the Certificate Holder is not the
                                    Annuitant when the Certificate Holder dies:

                                    (1) If the Beneficiary is the Certificate
                                        Holder's surviving spouse, the spousal
                                        Beneficiary will be the successor
                                        Certificate Holder and may exercise all
                                        Certificate Holder rights under the
                                        Contract and continue in the
                                        Accumulation Period, or may elect (i) or
                                        (ii), below. Under the Code,
                                        distributions from the Account are not
                                        required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

3.12   Death Benefit Options            (i)   Apply some or all of the Adjusted
       Available to                           Current Value to Annuity option 2
       Beneficiary (Cont'd):                  or 3 (see 4.07);

                                        (ii)  Receive, at any time, a lump sum
                                              payment equal to the Surrender
                                              Value.

                                    (2) If the Beneficiary is other than the
                                        Certificate Holder's surviving spouse,
                                        options (i) or (ii) under (1) above
                                        apply. Any portion of the death benefit
                                        not applied to an Annuity option within
                                        one year of the Certificate Holder's
                                        death must be distributed within five
                                        years of the date of death.

                                    (3) If no Beneficiary exists, a lump sum
                                        payment equal to the Surrender Value
                                        must be made to the Certificate Holder's estate within five years of the date of death.

                                    (4) If the Beneficiary is an entity, a lump
                                        sum payment equal to the Surrender Value must be made within five years of the date of death.

                                (c) When the Certificate Holder is a natural
                                    person and not the Annuitant, when the
                                    Annuitant dies, the Beneficiary (or the
                                    Certificate Holder if no Beneficiary exists) may elect to:

                                        (i)   Apply all or some of the Adjusted
                                              Current Value to an Annuity option
                                              within 60 days of the date of
                                              death; or

                                        (ii)  Receive a lump sum payment equal
                                              to the Adjusted Current Value.

3.13   Liquidation of           All or any portion of the Account's Current
       Surrender Value:         Value may be surrendered at any time. Surrender
                                requests can be submitted as a percentage of the Account value or as a specific dollar amount.
                                Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the AG Account.

3.14   Surrender Fee:           The Surrender Fee only applies to the Net
                                Purchase Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract Schedule I). Net Purchase
                                Payment amounts are withdrawn in the same order they were applied.

                                No Surrender Fee is deducted from any portion of the Current Value which is paid:

                                (a) To a Beneficiary due to the Annuitant's
                                    death before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                                (b) As a premium for an Annuity option (see
                                    4.07);

                                (c) As a distribution under the SWO provision
                                    (see 3.10);

                                (d) At least 12 months after the date of the
                                    first Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's home office. This waiver is not available to the Certificate Holder while SWO is in effect;

                                (e) For a full surrender of the Account where
                                    the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;

                                (f) By Aetna under 3.16; or

                                (g) If the Annuitant has spent at least 45
                                    consecutive days in a licensed nursing care facility and each of the following conditions are met:

                                    (1) more than one calendar year has elapsed
                                        since the date the certificate was
                                        issued; and

                                    (2) the surrender is requested within 3
                                        years of admission to a licensed nursing care facility.

                                This waiver does not apply if the Annuitant was in a nursing care facility at the time the certificate was issued.

3.15   Payment of               Under certain emergency conditions, Aetna may
       Surrender Value:         defer payment:

                                (a) For a period of up to 6 months (unless not
                                    allowed by state law); or

                                (b) As provided by federal law.

3.16   Payment of               Upon 90 days' written notice to the Certificate
       Adjusted Current         Holder, Aetna will terminate any Account if the
       Value:                   Current Value becomes less than $2,500
                                immediately following any partial surrender.
                                Aetna does not intend to exercise this right in cases where an Account Current Value is reduced to $2,500 or less solely due to investment performance. A Surrender Fee will not be deducted from the Adjusted Current Value.

IV.    ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01   Choices:                 The Certificate Holder may tell Aetna to apply
                                any portion of the Adjusted Current Value (minus any premium tax, if applicable,) to any Annuity option (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

                                (a) The first day of the month following the
                                    Annuitant's 85th birthday; or

                                (b) The tenth anniversary of the last Purchase
                                    Payment. In lieu of the election of an
                                    Annuity, the Certificate Holder may tell
                                    Aetna to make a lump sum payment.

                                When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                                (a) A Fixed Annuity using the General Account;

                                (b) A Variable Annuity using any of the Fund(s)
                                    available under this Contract for Annuity purposes; or

                                (c) A combination of (a) and (b).

                                If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract
                                Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

4.02   Terms of Annuity         (a) When payments start, the age of the
       Options: Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

                                (b) An Annuity option may not be elected if the
                                    first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                                (c) If a Fixed Annuity is chosen and a larger
                                    payment would result from applying the
                                    Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

4.02   Terms of Annuity         (d) For purposes of calculating the guaranteed
       Options (Cont'd):            first payment of a Variable Annuity or the
                                    payments for a Fixed Annuity, the
                                    Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second
                                    Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009.
                                    The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                The Annuity purchase rates for options 2 and 3 are based on mortality from 1983 Table a.

                                (e) Assumed Annual Net Return Rate is the
                                    interest rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract
                                    Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                                (f) Once elected, Annuity payments cannot be
                                    commuted to a lump sum except for Variable
                                    Annuity payments under option 1 (see 4.07).
                                    The life expectancy of the Annuitant or the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03   Death of                 (a) Certificate Holder is Annuitant: When the
       Annuitant/Beneficiary:       Certificate Holder is the Annuitant and the
                                    Annuitant dies under option 1 or 2, or both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.
                                    If option 3 has been elected and the
                                    Certificate Holder dies, the remaining
                                    payments will continue to the successor
                                    payee. If no successor payee has been
                                    designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holder's, the surviving joint Certificate Holder will be deemed the successor payee.

4.03   Death of                 (b) Certificate Holder is Not Annuitant: When
       Annuitant/Beneficiary        the Certificate Holder is not the Annuitant
       (Cont'd):                    and the Certificate Holder dies, the
                                    remaining payments will continue to the
                                    successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holder's, the surviving joint Certificate Holder will be deemed the successor payee.

                                If the Annuitant dies under option 1 or 2, or both the Annuitant and the second Annuitant die under option 3(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 3 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                                (c) No Beneficiary Named/Surviving: If there is
                                    no Beneficiary, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

                                (d) If the Beneficiary or the successor payee
                                    dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                                (e) The present value will be determined as of
                                    the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's home office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04   Fund(s) Annuity          The number of each Fund's Annuity Units is based
       Units -- Separate        on the amount of the first Variable Annuity
       Account:                 payment which is equal to:

                                (a) The portion of the Current Value applied to
                                    pay a Variable Annuity (minus any premium tax); divided by

                                (b) 1,000; multiplied by

                                (c) The payment rate for the option chosen.

4.04   Fund(s) Annuity          Such amount, or portion, of the variable payment
       Units Separate           will be divided by the appropriate Fund Annuity
       Account (Cont'd):        unit value (see 4.05) on the tenth Valuation
                                Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05   Fund(s) Annuity          For any Valuation Period, a Fund Annuity unit
       Unit Value --            value is equal to:
       Separate Account:
                                (a) The value for the previous Period;
                                    multiplied by

                                (b) The Annuity net return factor(s) (see 4.06
                                    below) for the Period; multiplied by

                                (c) A factor to reflect the assumed annual net
                                    return rate (see Contract Schedule II).

                                The dollar value of a Fund Annuity unit values and Annuity payments may go up or down due to investment gain or loss.

4.06   Annuity Net              The Annuity net return factor(s) are used to
       Return Factor(s) --      compute all Separate Account Annuity Payments
       Separate Account:        for any Fund. The Annuity net return factor(s)
                                for each Fund is equal to 1.0000000 plus the net return rate.

                                The net return rate is equal to:

                                (a) The value of the shares of the Fund held by
                                    the Separate Account at the end of a
                                    Valuation Period; minus

                                (b) The value of the shares of the Fund held by
                                    the Separate Account at the start of the Valuation Period; plus or minus

                                (c) Taxes (or reserves for taxes) on the
                                    Separate Account (if any); divided by

                                (d) The total value of the Fund(s) record units
                                    and Fund(s) Annuity units of the Separate
                                    Account at the start of the Valuation
                                    Period; minus

                                (e) A daily charge for Annuity mortality and
                                    expense risks, which may include profit, and a daily administrative charge ( at the annual rate as shown on Contract Schedule
                                    II).

                                A net return rate may be more or less than 0%.

                                The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                                Payments shall not be changed due to changed due to changes in the mortality or expenses results or administrative charges.

4.07   Annuity Options:         Option 1 -- Payments for a Stated Period of Time
                                -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                                If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                                If a nonspouse Beneficiary elects this option at the death of the Certificate Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                                Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                                (a) 100% of the payment to continue after the
                                    first death;

                                (b) 66-2/3% of the payment to continue after the
                                    first death;

                                (c) 50% of the payment to continue after the
                                    first death;

                                (d) Payments for a minimum of 120 months with
                                    100% of the payment to continue after the first death; or

                                (e) 100% of the payment to continue at the death
                                    of the second Annuitant and 50% of the
                                    payment to continue at the death of the
                                    Annuitant.

                                Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
       ------------------------------------------------------------------
               Guaranteed   Monthly    Quarterly  Semi-Annual   Annual
       Years     Rate       Payment     Payment    Payment      Payment
       ------------------------------------------------------------------
         3      3.00%       $28.99     $86.76     $172.88       $343.23
         4      3.00%        22.06      66.02      131.56        261.19
         5      3.00%        17.91      53.59      106.78        211.99
         6      3.00%        15.14      45.30       90.27        179.22
         7      3.00%        13.16      39.39       78.49        155.83
         8      3.00%        11.68      34.96       69.66        138.31
         9      3.00%        10.53      31.52       62.81        124.69
        10      3.00%         9.61      28.77       57.33        113.82
        11      3.00%         8.86      26.52       52.85        104.93
        12      3.00%         8.24      24.65       49.13         97.54
        13      3.00%         7.71      23.08       45.98         91.29
        14      3.00%         7.26      21.73       43.29         85.95
        15      3.00%         6.87      20.56       40.96         81.33
        16      3.00%         6.53      19.54       38.93         77.29
        17      3.00%         6.23      18.64       37.14         73.74
        18      3.00%         5.96      17.84       35.56         70.59
        19      3.00%         5.73      17.13       34.14         67.78
        20      3.00%         5.51      16.50       32.87         65.26
        21      3.00%         5.32      15.92       31.72         62.98
        22      3.00%         5.15      15.40       30.68         60.92
        23      3.00%         4.99      14.92       29.74         59.04
        24      3.00%         4.84      14.49       28.88         57.33
        25      3.00%         4.71      14.09       28.08         55.76
        26      3.00%         4.59      13.73       27.36         54.31
        27      3.00%         4.47      13.39       26.68         52.97
        28      3.00%         4.37      13.08       26.06         51.74
        29      3.00%         4.27      12.79       25.49         50.60
        30      3.00%         4.18      12.52       24.95         49.53
       ------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months
     ----------------------------------------------------------------------
      Adjusted Age of
         Annuitant      None         60        120         180        240
     ----------------------------------------------------------------------
            50          $4.05      $4.05      $4.03       $3.99      $3.93
            51           4.12       4.11       4.09        4.05       3.99
            52           4.19       4.19       4.16        4.11       4.04
            53           4.27       4.26       4.23        4.18       4.10
            54           4.35       4.34       4.31        4.25       4.16

            55           4.44       4.42       4.39        4.32       4.22
            56           4.53       4.51       4.47        4.40       4.29
            57           4.62       4.61       4.56        4.48       4.35
            58           4.72       4.71       4.65        4.56       4.42
            59           4.83       4.81       4.75        4.64       4.49

            60           4.95       4.93       4.86        4.73       4.55
            61           5.07       5.05       4.97        4.83       4.62
            62           5.20       5.17       5.08        4.92       4.69
            63           5.34       5.31       5.20        5.02       4.76
            64           5.49       5.45       5.33        5.12       4.83

            65           5.65       5.61       5.47        5.22       4.89
            66           5.82       5.77       5.61        5.33       4.96
            67           6.01       5.94       5.75        5.44       5.02
            68           6.20       6.13       5.91        5.54       5.08
            69           6.41       6.33       6.07        5.65       5.14

            70           6.64       6.54       6.23        5.76       5.19
            71           6.88       6.76       6.41        5.86       5.24
            72           7.14       7.00       6.59        5.97       5.28
            73           7.43       7.26       6.77        6.06       5.32
            74           7.73       7.53       6.96        6.16       5.35

            75           8.06       7.82       7.14        6.25       5.38
     ----------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
    Adjusted Ages
--------------------
            Second
Annuitant  Annuitant  Option 3a   Option 3b   Option 3c   Option 3d   Option 3e
-------------------------------------------------------------------------------

   55         50        $3.69       $4.05       $4.27       $3.69       $4.03
   55         55         3.88        4.25        4.47        3.87        4.14
   55         60         3.99        4.44        4.71        3.98        4.42

   60         55         3.99        4.44        4.71        3.98        4.42
   60         60         4.24        4.71        4.99        4.23        4.57
   60         65         4.38        4.97        5.32        4.38        4.93

   65         60         4.38        4.97        5.32        4.38        4.93
   65         65         4.72        5.33        5.70        4.71        5.14
   65         70         4.93        5.68        6.15        4.91        5.66

   70         65         4.93        5.68        6.15        4.91        5.66
   70         70         5.40        6.21        6.70        5.36        5.96
   70         75         5.69        6.68        7.32        5.62        6.67

   75         70         5.69        6.68        7.32        5.62        6.67
   75         75         6.37        7.45        8.15        6.23        7.12
   75         80         6.78        8.11        8.99        6.54        8.13
-------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%
--------------------------------------------------------------------------------
        Guaranteed      Monthly    Quarterly      Semi-Annual       Annual
Years      Rate         Payment     Payment        Payment         Payment
--------------------------------------------------------------------------------
  3       3.50%          $29.19      $87.33        $173.91         $344.86
  4       3.50%           22.27       66.61         132.65          263.04
  5       3.50%           18.12       54.19         107.92          213.99
  6       3.50%           15.35       45.92          91.44          181.32
  7       3.50%           13.38       40.01          79.69          158.01
  8       3.50%           11.90       35.59          70.88          140.56
  9       3.50%           10.75       32.16          64.05          127.00
  10      3.50%            9.83       29.42          58.59          116.18
  11      3.50%            9.09       27.18          54.13          107.34
  12      3.50%            8.46       25.32          50.42           99.98
  13      3.50%            7.94       23.75          47.29           93.78
  14      3.50%            7.49       22.40          44.62           88.47
  15      3.50%            7.10       21.24          42.31           83.89
  16      3.50%            6.76       20.23          40.29           79.89
  17      3.50%            6.47       19.34          38.51           76.37
  18      3.50%            6.20       18.55          36.94           73.25
  19      3.50%            5.97       17.85          35.54           70.47
  20      3.50%            5.75       17.22          34.28           67.98
  21      3.50%            5.56       16.65          33.15           65.74
  22      3.50%            5.39       16.13          32.13           63.70
  23      3.50%            5.24       15.66          31.19           61.85
  24      3.50%            5.09       15.24          30.34           60.17
  25      3.50%            4.96       14.85          29.56           58.62
  26      3.50%            4.84       14.49          28.85           57.20
  27      3.50%            4.73       14.15          28.19           55.90
  28      3.50%            4.63       13.85          27.58           54.69
  29      3.50%            4.53       13.57          27.02           53.57
  30      3.50%            4.45       13.30          26.49           52.53
--------------------------------------------------------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%
--------------------------------------------------------------------------------
        Guaranteed      Monthly    Quarterly      Semi-Annual       Annual
Years      Rate         Payment     Payment        Payment         Payment
--------------------------------------------------------------------------------
 3        5.00%         $29.80      $89.04         $176.99        $349.72
 4        5.00%          22.89       68.38          135.93         268.58
 5        5.00%          18.74       56.00          111.33         219.98
 6        5.00%          15.99       47.77           94.96         187.64
 7        5.00%          14.02       41.90           83.30         164.59
 8        5.00%          12.56       37.52           74.58         147.35
 9        5.00%          11.42       34.11           67.81         133.99
 10       5.00%          10.51       31.40           62.42         123.34
 11       5.00%           9.77       29.19           58.03         114.66
 12       5.00%           9.16       27.36           54.38         107.45
 13       5.00%           8.64       25.81           51.31         101.39
 14       5.00%           8.20       24.50           48.69          96.21
 15       5.00%           7.82       23.36           46.44          91.75
 16       5.00%           7.49       22.37           44.47          87.88
 17       5.00%           7.20       21.51           42.75          84.48
 18       5.00%           6.94       20.74           41.23          81.47
 19       5.00%           6.71       20.06           39.88          78.80
 20       5.00%           6.51       19.46           38.68          76.42
 21       5.00%           6.33       18.91           37.59          74.28
 22       5.00%           6.17       18.42           36.62          72.35
 23       5.00%           6.02       17.98           35.73          70.61
 24       5.00%           5.88       17.57           34.93          69.02
 25       5.00%           5.76       17.20           34.20          67.57
 26       5.00%           5.65       16.87           33.53          66.25
 27       5.00%           5.54       16.56           32.92          65.04
 28       5.00%           5.45       16.28           32.35          63.93
 29       5.00%           5.36       16.01           31.83          62.90
 30       5.00%           5.28       15.77           31.35          61.95
--------------------------------------------------------------------------------

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months
        -----------------------------------------------------------------
          Adjusted
           Age of      None       60          120        180        240
         Annuitant
        -----------------------------------------------------------------
             50       $4.34      $4.34       $.31      $4.27      $4.22
             51        4.41       4.40       4.38       4.33       4.27
             52        4.48       4.47       4.45       4.40       4.32
             53        4.56       4.55       4.52       4.46       4.38
             54        4.64       4.63       4.59       4.53       4.44

             55        4.72       4.71       4.67       4.60       4.50
             56        4.81       4.80       4.75       4.67       4.56
             57        4.91       4.89       4.84       4.75       4.62
             58        5.01       4.99       4.93       4.83       4.69
             59        5.12       5.10       5.03       4.92       4.75

             60        5.23       5.21       5.13       5.00       4.82
             61        5.36       5.33       5.24       5.09       4.88
             62        5.49       5.45       5.35       5.19       4.95
             63        5.63       5.59       5.47       5.28       5.02
             64        5.78       5.73       5.60       5.38       5.08

             65        5.94       5.89       5.73       5.48       5.15
             66        6.11       6.05       5.87       5.58       5.21
             67        6.29       6.22       6.02       5.69       5.27
             68        6.49       6.41       6.17       5.79       5.33
             69        6.70       6.60       6.33       5.90       5.38

             70        6.92       6.81       6.49       6.00       5.43
             71        7.17       7.04       6.66       6.10       5.48
             72        7.43       7.27       6.84       6.20       5.52
             73        7.71       7.53       7.02       6.30       5.55
             74        8.02       7.80       7.20       6.39       5.59

             75        8.35       8.08       7.38       6.48       5.62
        -----------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months
--------------------------------------------------------------------------------
 Adjusted Age of
    Annuitant        None         60          120          180            240
--------------------------------------------------------------------------------
        50          $5.26       $5.25        $5.22        $5.17         $5.11
        51           5.33        5.32         5.28         5.23          5.15
        52           5.40        5.38         5.34         5.29          5.20
        53           5.47        5.45         5.41         5.35          5.26
        54           5.54        5.53         5.48         5.41          5.31

        55           5.63        5.61         5.56         5.47          5.36
        56           5.71        5.69         5.63         5.54          5.42
        57           5.80        5.78         5.72         5.61          5.47
        58           5.90        5.88         5.81         5.69          5.53
        59           6.01        5.98         5.90         5.77          5.59

        60           6.12        6.09         6.00         5.85          5.65
        61           6.24        6.21         6.10         6.93          5.71
        62           6.37        6.33         6.21         6.02          5.77
        63           6.51        6.46         6.33         6.11          5.83
        64           6.66        6.60         6.45         6.20          5.89

        65           6.82        6.75         6.57         6.30          5.95
        66           6.99        6.91         6.71         6.39          6.01
        67           7.17        7.08         6.85         6.49          6.06
        68           7.36        7.27         6.99         6.59          6.12
        69           7.57        7.46         7.15         6.69          6.17

        70           7.80        7.67         7.30         6.78          6.21
        71           8.05        7.89         7.47         6.88          6.25
        72           8.31        8.13         7.64         6.97          6.29
        73           8.59        8.38         7.81         7.06          6.33
        74           8.90        8.64         7.99         7.15          6.36

        75           9.23        8.93         8.16         7.23          6.38
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%
--------------------------------------------------------------------------------
    Adjusted Ages
-----------------------
             Second
Annuitant   Annuitant   Option 3a  Option 3b  Option 3c   Option 3d   Option 3e
--------------------------------------------------------------------------------
   55          50        $3.97      $4.35      $4.56       $3.97       $4.31
   55          55         4.16       4.54       4.76        4.15        4.42
   55          60         4.27       4.73       5.00        4.26        4.48

   60          55         4.27       4.73       5.00        4.26        4.70
   60          60         4.51       4.99       5.27        4.50        4.84
   60          65         4.66       5.25       5.61        4.65        4.93

   65          60         4.66       5.25       5.61        4.65        5.22
   65          65         4.99       5.61       5.99        4.98        5.42
   65          70         5.19       5.97       6.44        5.17        5.54

   70          65         5.19       5.97       6.44        5.17        5.93
   70          70         5.67       6.49       6.99        5.62        6.23
   70          75         5.95       6.96       7.61        5.87        6.40

   75          70         5.95       6.96       7.61        5.87        6.95
   75          75         6.64       7.73       8.43        6.48        7.40
   75          80         7.04       8.39       9.29        6.79        7.64
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%
--------------------------------------------------------------------------------
      Adjusted Ages
--------------------
            Second
Annuitant  Annuitant   Option 3a   Option 3b   Option 3c   Option 3d   Option 3e
--------------------------------------------------------------------------------
   55         50         $4.88      $5.26       $5.48       $4.88       $5.23
   55         55          5.04       5.44        5.66        5.04        5.32
   55         60          5.15       5.63        5.91        5.14        5.38

   60         55          5.15       5.63        5.91        5.14        5.59
   60         60          5.37       5.87        6.16        5.37        5.72
   60         65          5.52       6.14        6.51        5.51        5.80

   65         60          5.52       6.14        6.51        5.51        6.10
   65         65          5.83       6.49        6.87        5.82        6.29
   65         70          6.04       6.84        7.34        6.00        6.41

   70         65          6.04       6.84        7.34        6.00        6.81
   70         70          6.49       7.35        7.87        6.44        7.08
   70         75          6.77       7.84        8.51        6.68        7.25

   75         70          6.77       7.84        8.51        6.68        7.81
   75         75          7.45       8.60        9.33        7.27        8.25
   75         80          7.86       9.28       10.20        7.57        8.49
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------

                       Aetna Insurance Company of America
                       Home Office: 151 Farmington Avenue
                                 P.O. Box 30670
                        Hartford, Connecticut 06150-0670
                                 (800) 531-4547

                      Certificate of Group Annuity Coverage

--------------------------------------------------------------------------------







ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

--------
MP2CERT(5/96)